UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2011

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 30, 2011, Northern Oil and Gas, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report certain changes to its board of directors, including the additions of Richard D. Weber and Delos “Cy” Jamison.  At such time, it was not known the committees of the board of directors to which Mr. Weber and Mr. Jamison were expected to be assigned.  The Company hereby amends Item 5.02 of the Original 8-K by adding the following disclosure.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 12, 2012, our board of directors appointed Mr. Weber and Mr. Jamison to board committees, and made further adjustments to its board committee assignments, as follows:

•	Audit Committee: Lisa Meier (Chair), Robert Grabb and Richard Weber

•	Compensation Committee: Lisa Meier (Chair), Jack King and Richard Weber

•	Nominating Committee: Jack King (Chair), Delos “Cy” Jamison and Loren O’Toole

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012	NORTHERN OIL AND GAS, INC. By/s/ Erik J. Romslo Erik J. Romslo Vice President, General Counsel and Secretary